UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  June 29, 2010
(Date of earliest event reported)

Lithia Motors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

360 E. Jackson Street Medford, Oregon 97501 (address of Principal Executive Offices) (Zip Code)

541-776-6868

Registrant's Telephone Number, Including Area Code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into Material Definitive Agreement.

Lithia Motors, Inc. entered into the 10th Amendment to the Loan Agreement with U.S. Bank National Association extending the maturity date of its revolving credit facility to June 30, 2013, and increasing the amount of the facility from $50 million to $75 million. A copy of the 10th amendment is attached as Exhibit 10.1.

Item 7.01      Regulation FD Disclosure

          On June 29, 2010, Lithia Motors, Inc. issued a press release announcing that its second quarter 2010 earnings will be released on Thursday, July 29, 2010 at 1:05 p.m., PT.  Lithia will conduct a conference call to discuss its second quarter earnings at 2:00 p.m. PT.  Interested parties are invited to join the call by dialing 877-407-8029 (Conference ID: 352738).  To listen live on the Lithia Motors website: Log-on to www.Lithia.com go to Investor Relations and click on the Conference Call Icon.  A replay will be available after 8:00 p.m. Eastern Time on July 29th, 2010 through August 5, 2010. The playback can be accessed by calling 877-660-6853 (the conference ID# is 352738 Account: 305).  A copy of the press release is attached as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
Exhibit 10.1 10th Amendment to Loan Agreement
Exhibit 99.1 Press Release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2010	By:	LITHIA MOTORS, INC. (Registrant) /s/ Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary